                                                                 EXHIBIT 10.13

            AGREEMENT FOR OPTION TO AMEND SUBLEASE, AMENDMENT OF SUBLEASE
                        AND JOINT ESCROW INSTRUCTIONS

         This AGREEMENT FOR OPTION TO AMEND SUBLEASE, AMENDMENT OF SUBLEASE AND JOINT ESCROW INSTRUCTIONS (the "AGREEMENT") is made and entered into as of this 6th day of March 2000, by and between 3333 Hillview Associates, LLC, a Delaware limited liability company or its assignee ("ASSOCIATES") and Watkins-Johnson Company, a California corporation ("W-J").

                                R E C I T A L S:

         A. By that certain Lease dated September 1, 1972, as amended attached hereto as EXHIBIT A (the "MASTER LEASE"), the Board of Trustees of the Leland Stanford Junior University, a body having corporate powers under the laws of the State of California ("STANFORD") leased certain unimproved real property located in the City of Palo Alto, County of Santa Clara, consisting of approximately eight and four hundred thirty-nine-one thousandths (8.439) acres, which property is identified as Santa Clara County Assessor's Parcel Number 142-17-020, commonly known as 3333 Hillview Avenue, Building 6, and more particularly described in the Master Lease (the "LEASED LAND") to W J, predecessor in interest to Associates. By that certain Assignment of Lease dated October 31, 1975, WJ assigned its rights as tenant under the Master Lease to Morrco Properties Company, a California limited partnership ("MORRCO"), and by that certain Lease and Agreement, also dated October 31, 1975 (the "WJ SUBLEASE"), Morrco subleased the Leased Land with Building 6, back to WJ. A copy of the WJ Sublease is attached hereto as EXHIBIT B and incorporated herein by reference.

         B. WJ caused to be constructed upon the Leased Land certain improvements consisting of a single light industrial building containing approximately one hundred six thousand (106,000) gross square feet (the "BUILDING").

         C. By that certain Commercial Sub-Sublease (Building 6), that commenced November 1, 1997, as amended (the "SUBLEASE"), WJ has subleased portions of the Leased Land and the Building (the "SUBLEASED PREMISES") to W-J TSMD, INC., a California corporation, doing business as Stellex ("SUBTENANT" or "STELLEX"). A copy of the Sublease is attached hereto as EXHIBIT C and incorporated herein by reference.

         D. By that certain Lease dated November 1, 1959, as amended (the "BUILDINGS 3/4/5 GROUND LEASE"), Stanford leased certain additional unimproved real property consisting of approximately sixteen and three hundred five-one thousandths (16.305) acres, located in the City of Palo Alto, County of Santa Clara, identified as Santa Clara County Assessor's Parcel Number 142-17-014, commonly known as 3333 Hillview Avenue, Buildings 3, 4, and 5, (the "BUILDINGS 3/4/5 PROPERTY"), to Kern County Land Company, a California corporation, predecessor in interest to WJ. By that certain Agreement for Assignment of Leasehold Interest, Sublease of Property, Leaseback of Real Property and Joint Escrow Instructions, dated September 30, 1999 (the "STANFORD LEASE ASSIGNMENT AGREEMENT"), between Stanford and W J, Stanford granted a license to WJ (the "STANFORD PROPERTY DRIVEWAY LICENSE"), on the terms and conditions set forth in the Stanford Lease Assignment Agreement, over the portion of the driveway described in EXHIBIT C-1 attached hereto and incorporated herein by reference (the "DRIVEWAY") located within the real property described in EXHIBIT C-2 attached hereto and incorporated herein by reference (the "STANFORD PROPERTY DRIVEWAY LAND"), and WJ granted a license to Stanford (the "LEASED LAND DRIVEWAY LICENSE"), on the terms and conditions set forth in the Stanford Lease Assignment Agreement, over the portion of the Driveway located within the Leased Land (the "LEASED LAND DRIVEWAY LAND").

         E. Associates and Morrco have entered an agreement pursuant to which, at or before the Close of Escrow contemplated herein, Morrco will assign to Associates its interest in the WJ Sublease and the Building.

         F. WJ and Associates desire to enter an agreement granting Associates the option to implement Amendment No. 2 (defined below), which provides, among other terms and conditions, for the term of the WJ Sublease to be shortened to the later of the Closing Date or October 31, 2000 (the "LEASE EXPIRATION DATE"), subject to the rights of Stanford under the Leased Land Driveway License, and the assignment by WJ to Associates of the Stanford Property Driveway License over the Stanford Property Driveway Land on the terms and conditions set forth in the Stanford Lease Assignment Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Associates and WJ hereby agree that the terms and conditions of this Agreement and the instructions to First American Title Guaranty Company ("ESCROW HOLDER") with regard to the escrow ("ESCROW") created pursuant hereto are as follows:

                                   AGREEMENT:

         1. CERTAIN BASIC DEFINITIONS. For purposes of this Agreement, the following terms shall have the following definitions:

                  (a) "BUSINESS DAY" means any day that is NOT (i) a Saturday, Sunday, (ii) a holiday as defined in the California Government Code, or (iii) an optional bank holiday as defined in Section 7.1 of the California Civil Code.

                  (b) "CLOSING DATE" means the date upon which the "CLOSE OF ESCROW" (as defined in Section 1(c) below) shall occur.

                  (c) "CLOSE OF ESCROW" means the date that the documents evidencing the transfers contemplated by this Agreement are recorded in the Official Records and/or are delivered to the parties entitled thereto.

                  (d) "ESCROW HOLDER" or "TITLE COMPANY" means First American Title Guaranty Company.

                  (e)   "ESCROW HOLDER'S ADDRESS" means:

                        Attention: Ms. Peg Larkin
                        First American Title Guaranty Company
                        1737 North First Street
                        San Jose, California 95112
                        Facsimile No.: (408) 451-7836
                        Telephone No.: (408) 451-7828

                  (f) "FINAL CLOSING DATE" shall have the meaning ascribed to it in Section 2(c) hereof.

                  (g) "PROPERTY" means the Leased Land, the Building and all other improvements on the Leased Land.

                  (h) "PURCHASE PRICE" means the sum of Twenty Eight Million Five Hundred Thousand Dollars ($28,500,000.00).

                  (i) "OFFICIAL RECORDS" means the official records maintained by the office of the County Recorder of Santa Clara, State of California.

                  (j) "OPENING OF ESCROW" shall have the meaning set forth in Section 4(a) below.

                  (k)   "WJ'S ADDRESS" means:

                        Watkins-Johnson Company
                        Attn: Rainer Growitz
                        Stanford Research Park
                        3333 Hillview Avenue
                        Palo Alto, CA 94304-1204
                        Facsimile No.: (650) 813-2434
                        Telephone No.: (650) 813-2190

                        COPY TO:

                        Wray Thorne
                        Fox Paine & Company, LLC
                        950 Tower Lane, Suite 1150
                        Foster city, California 94404
                        Facsimile No. (650) 525-2056
                        Telephone No.: (650) 235-2075

                        Roy S. Geiger, Esq.
                        Irell & Manwell, LLP
                        333 South Hope Street, Suite 3300
                        Los Angeles, California 90071-3042

                  (l)   "ASSOCIATES' ADDRESSES" means:

                        3333 Hillview Associates, LLC
                        c/o Jeff Johnson
                        Ellman, Burke, Hoffman & Johnson
                        One Ecker, Suite 200
                        San Francisco, CA 94105
                        Facsimile No.: (415) 495-7587
                        Telephone No.: (41.5) 777-2727

                        cc: Steve Dostart
                        Dostart Development Co.
                        499 Hamilton Avenue, #140
                        Palo Alto, CA 94301
                        Facsimile No.: (650) 322-0333
                        Telephone No.: (650) 322-0777

                  (m) "HAZARDOUS MATERIALS" means any hazardous or toxic materials, substances or wastes, as so defined or classified as of the date of execution of this Agreement, including, without limitation: (i) those materials identified in Sections 66680 through 66685 and Sections 66693 through 66740 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended from time to time, (ii) those materials defined in
Section 255010 of the California Health and Safety Code, (iii) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, any agency of the State of California or any agency of the United States Government, (iv) asbestos, (v) petroleum and petroleum based products, (vi) urea formaldehyde foam insulation, (vii) polychlorinated biphenyls (PCBs), and (viii) freon and other chlorofluorocarbons.

                  (n) "SITE CLOSURE CERTIFICATION" means and shall collectively refer to site closure certification(s) concerning the Property, if any, that WJ and/or Stellex is required to obtain from the City of Palo Alto Fire Department (the "CERTIFYING AGENCY") before possession of the Property, and/or any portions thereof, may legally be surrendered by WJ.

         2.       OPTION TO AMEND SUBLEASE; CONSIDERATION.

                  (a) GRANT OF OPTION. WJ hereby grants Associates the option ("OPTION") to amend the WJ Sublease pursuant to the terms and conditions of that certain Amendment No. 2 to Lease (Short Term) in the form and on the terms and conditions of EXHIBIT D attached hereto and incorporated herein by reference ("SHORT TERM AMENDMENT TO LEASE").

                  (b) INITIAL OPTION TERM AND EXTENDED OPTION TERMS. The option term (the "INITIAL OPTION TERM") shall commence on the date on which WJ receives Amendment No. 1 to Lease in the form and on the terms and conditions of EXHIBIT E attached hereto and incorporated herein by reference ("Long Term Amendment to Lease"), duly executed by Morrco, and unless duly exercised prior thereto pursuant to Section 2(c) hereof or duly extended prior thereto pursuant to this Section 2(b), shall expire on May 7, 2000 (the "INITIAL OPTION EXPIRATION DATE").

The Long Term Amendment to Lease shall be effective and enforceable against Morrco and W-J upon execution and delivery thereof pursuant to this Section 2(b). Promptly on receipt by WJ of the Long Term Amendment to Lease duly executed by Morrco, WJ shall execute and deliver to Morrco and Associates a counterpart copy of the Long Term Amendment to Lease. Associates may extend the Initial Option Term beyond the Initial Option Expiration Date to a date no later than the Final Closing Date by paying WJ the Cash Option Consideration on or before (i) the Initial Option Expiration Date in order to extend the Initial Option Term, and (ii) the Extended Option Expiration Date for each Extended Option Term. As used herein, the "EXTENDED OPTION EXPIRATION DATE" for an Extended Option Term shall mean the last day of the Extended Option Term. As used herein, "EXTENDED OPTION TERM" shall mean the period of time beyond the Initial Option Term or any Extended Option Term for which Associates has paid WJ Cash Option Consideration on or before the Initial Option Expiration Date or the Extended Option Expiration Date, as the case may be. As used herein, "OPTION EXPIRATION DATE" shall mean the date that this Option expires without exercise on the expiration of the Initial Option Term or Extended Option Term, as applicable. As used herein, the term "CASH OPTION CONSIDERATION" shall mean an amount equal to (x) $100,000.00 for each calendar month beyond the Initial Option Period through October 31, 2000, and (y) $100,000.00 for each calendar month from November 1, 2000 through the Final Closing Date, if the Option Extension Conditions have been fulfilled on or before October 31, 2000 or any later Extended Option Expiration Date, as the case may be, or $250,000.00 if the Option Extension Conditions have not been so fulfilled. Cash Option Consideration for the period May 8, 2000 through May 31, 2000 shall be $100,000 and otherwise the Cash Option Consideration shall be prorated for any periods less than a full calendar month. As an example, and not as a limitation, if Associates fails to pay WJ at least $100,000.00 on or before May 7, 2000, the Option shall expire on May 7, 2000 unless on or before such date, Associates exercises the Option. If Associates pays $300,000.00 on or before May 7, 2000, the Extended Option Expiration Date will be August 7, 2000. If Associates then fails to exercise the Option on or before August 7, 2000 or pay additional Cash Option Consideration by such date, the Option will expire on such date. If the Option shall expire without being exercised, WJ shall retain all consideration for the Option and shall have no further obligation to implement the Short Term Amendment to Lease nor any further obligation hereunder and Associates shall have no further rights hereunder. As used herein, the term "OPTION EXTENSION CONDITIONS" shall mean either that:
Associates shall have delivered to WJ each of the following: (I) a commitment signed by and binding on an institutional lender to provide financing for the acquisition of the Leased Land in an amount equal to at least the amount of the Purchase Price, subject to customary conditions; and (II) one or more leases satisfying the leasing commitments of the lender described in Clause
(I) or a letter from such lender stating that such leasing requirements have been satisfied; and (III) evidence that the Palo Alto Architectural Review Board and Stanford have reviewed and approved the design for the improvements to be constructed on the Leased Land by Associates following the transfer of the Leased Land to Associates. All Cash Option Consideration actually received by WJ shall be applicable to the Purchase Price.

                  (c) EXERCISE OF OPTION. Associates may exercise the Option to implement Short Term Amendment to Lease at any time on or before the Option Expiration Date. Associates shall notify WJ in writing (the "ASSOCIATES PURCHASE Notice") of its exercise of the Option on or before the Option Expiration Date. In the Associates Purchase Notice, Associates shall specify the date Associates intends to deposit into Escrow (as defined herein) the net amount of the Purchase Price due WJ (the "ESTIMATED CLOSING DATE"); however, in no event shall the Estimated Closing Date be earlier than five (5) calendar days after delivery to WJ of the Associates Purchase Notice nor later than the Final Closing Date. Associates shall deposit in escrow the net amount of the Purchase Price due WJ on or before the Final Closing Date. As used herein, the term "FINAL CLOSING DATE" shall mean the earlier to occur of
(I) December 31, 2000 as extended, if at all, by the ARB Extension and/or the Possession Extension, and (II) ten (10) calendar days following the Option Expiration Date immediately following the delivery of the Option Exercise Notice to WJ. The "ARB Extension" shall mean the number of days (not exceeding sixty (60)) beyond the earlier of (x) August 15, 2000 or (y) ninety
(90) days following application for such approval, that the Palo Alto Architectural Review Board (referred to in clause (III) of Subparagraph (b) above) approves the application submitted by Associates and referred to in said clause (III).

                  (d) POSSESSION EXTENSION. If delivery of possession of the Property free of the continued possession of Stellex and/or WJ is a condition precedent to the funding of the Purchase Price at Close of Escrow at Close of Escrow and if Associates is otherwise prepared to complete Close of Escrow and if Stellex and/or WJ have not vacated the Property (which shall be conclusively established if confirmed in writing in a letter or certificate addressed to Associates by the entity whose possession is in question), Associates may give written notice thereof to WJ ("Possession Notice"). Any payments of Cash Option Consideration that would otherwise come due after the date of the Possession Notice shall not be required. Upon vacation of the Property by WJ and Stellex, WJ shall give written notice thereof to Associates ("Vacation Notice"). The term "Possession Extension" shall mean the number of days from the Possession Notice to a date ten (10) days following the Vacation Notice (but excluding any such period preceding October 31, 7000). Following vacation of the Property by Stellex and/or WJ, Associates shall allow Stellex and/or WJ access to the Property in order to comply with the obligations of Lessee under the Short Term Amendment to Lease.

                  (e) If Associates fails timely to exercise the Option in the manner prescribed in this Section 2(c), or fails timely to consummate the transaction contemplated by this Agreement following the exercise of the Option, WJ shall have no further obligation to implement the Short Term Amendment to Lease, the Long Term Amendment to Lease shall remain in full force and effect (subject to the Termination Option contained therein) and WJ shall retain all Cash Option Consideration theretofore received by WJ.

         3. PURCHASE PRICE; PAYMENT OF PURCHASE PRICE. If Associates exercises the Option granted hereunder, Associates shall pay the Purchase Price to WJ at the Close of Escrow. The Purchase Price, plus Escrow Holder's estimate of Associates' share of closing costs and charges payable by Associates pursuant to this Agreement, shall be paid by Associates in cash no later than 5:00 p.m. Pacific Standard Time on the Final Closing Date.

         4.       ESCROW.

                  (a) OPENING OF ESCROW. For purposes of this Agreement, the Escrow shall be deemed opened on the date Escrow Holder shall have received a fully executed original or originally executed counterparts of this Agreement from Associates and WJ (the "OPENING OF

ESCROW"). Associates and WJ agree to execute, deliver and be bound by any reasonable supplemental escrow instructions of Escrow Holder or other instruments as may reasonably be required by Escrow Holder in order to consummate the transactions contemplated by this Agreement. Any such supplemental instructions shall not conflict with, amend or supersede any portions of this Agreement unless expressly consented or agreed to in writing by Associates and WJ.

                  (b) CLOSE OF ESCROW. The Close of Escrow shall occur not later than the Final Closing Date.

         5. CONDITION OF TITLE. Associates shall accept the Short Term Amendment to Lease subject to the following matters of record ("APPROVED CONDITIONS OF TITLE"):

                  (a) Any lien to secure payment of general and special real property taxes and assessments, not delinquent (collectively, "SPECIAL TAXES");

                  (b) All exceptions which are disclosed by the Preliminary Report Number 517177 ("PRELIMINARY REPORT") dated as of September 1, 1999 at 7:30 a.m. prepared by Title Company. A copy of the Preliminary Report is attached hereto as EXHIBIT F and incorporated herein by reference.

                  (c)   The Master Lease;

                  (d)   The Sublease;

                  (e)   The Short Term Amendment to Lease;

                  (f)   The Leased Land Driveway License;

                  (g)   The Order;

                  (h) All matters created by or with the written consent of Associates, Morrco, or Stanford.

         6.       TITLE POLICY.

                  (a) ASSOCIATES' POLICY. It shall be a condition to the Close of Escrow for Associates' benefit, upon Associates' sole election, that the Title Company shall be irrevocably committed to issue, upon payment of its normal premium, its CLTA Leaseholder's Form Policy of Title Insurance or binder with a CLTA Endorsement 116.7 or its equivalent, in the amount of the Purchase Price, insuring that the Property does not violate the California Subdivision Map Act or any local ordinances adopted pursuant thereto ("ASSOCIATES' TITLE POLICY") establishing the condition of title as of the Close of Escrow and the recording of the Short Term Amendment to Lease. Notwithstanding the foregoing, if the Title Company fails to issue such Endorsement and Associates does not waive the condition set forth herein, the obligation of WJ to implement the Short Term Amendment to Lease shall cease and be of no further force or effect on the Final Closing Date, WJ shall have no obligation to return any portion of the Cash Option

Consideration, and the Long Term Amendment to Lease shall remain in full force and effect (subject to the Termination Option contained therein). The willingness to issue or issuance by the Title Company of Associates' Title Policy (other than the Endorsement) shall be conclusive evidence that WJ has complied with the obligation to convey good and marketable sublease title to the Property.

                  (b) ADDITIONAL COVERAGE. Associates may, at its option, request an Extended Coverage ALTA Leaseholder's Form Policy of Title Insurance with additional endorsements that may be requested ("ALTA POLICY"), provided that the issuance of said ALTA Policy or endorsements does not extend or delay the Close of Escrow, and any additional costs, including, but not limited to, title and endorsement fees and ALTA survey costs incurred in connection with the issuance of such ALTA Policy shall be the requesting party's sole responsibility.

         7. DEPOSITS BY WJ. At least one (1) business day prior to the Close of Escrow, WJ shall deposit or cause to be deposited with Escrow Holder the following documents and instruments:

                  (a) DEED TO BUILDING. A quitclaim deed to the Building (the "DEED") and/or such other title documents as may be reasonably requested by Title Company in order to issue Associates' Title Policy, duly executed by WJ and acknowledged;

                  (b) THE SHORT TERM AMENDMENT TO LEASE. The Short Term Amendment to Lease, duly executed by WJ.

                  (c) WJ'S NON-FOREIGN STATUS CERTIFICATES. A federal FIRPTA Certificate and a California Form 590 (collectively, "WJ'S NON-FOREIGN STATUS CERTIFICATES"), duly executed by WJ.

                  (d) ASSIGNMENT OF REMEDIATION AGREEMENT. An assignment of the Remediation Agreement as described in Section 20(b) (the "ENVIRONMENTAL ASSIGNMENT") duly executed by WJ.

                  (e) ENVIRONMENTAL INSURANCE. If the CCC Policy and PLL Policy (as defined in the Remediation Agreement (hereinafter collectively referred to as the "ENVIRONMENTAL INSURANCE)) are assignable or otherwise can be made to cover Associates, its lender and any tenant of any portion of the Leased Land, evidence that such policy or policies have been so assigned or made to cover such persons or entities, provided that WJ shall at all times remain an insured under such Environmental Insurance.

                  (f) ASSIGNMENT OF DRIVEWAY LICENSE. An assignment of the Stanford Property Driveway License.

                  (g) OTHER INSTRUMENTS. Such other fees, instruments and documents as are required under this Agreement.

         8. DEPOSITS BY ASSOCIATES. At least one (1) business day prior to the Close of Escrow, Associates shall deposit or cause to be deposited with Escrow Holder:

                  (a) THE SHORT TERM AMENDMENT TO LEASE. The Short Term Amendment to Lease, duly executed by Associates.

                  (b)   ASSIGNMENT OF REMEDIATION AGREEMENT. The
Environmental Assignment duly executed by Associates.

                  (c) PURCHASE PRICE. The Purchase Price, by no later than 5:00 pm Pacific Standard Time on the Final Closing Date.

                  (d) OTHER INSTRUMENTS. Such other fees, documents and instruments as are required under this Agreement.

         9. COSTS AND EXPENSES. The escrow fee of Escrow Holder shall be born solely by Associates if the Option shall expire without being exercised by Associates. If Associates exercise the Option in the manner prescribed in Section 2 hereof, the escrow fee of Escrow Holder shall be born 50/50 between Associates and WJ. WJ shall pay the premium for a Form CLTA owner's policy of title insurance insuring Associates' leasehold position on the Property in the amount of the Purchase Price. Any extra costs arising from additional coverage(s) requested by Associates, including, without limitation, the extra cost of the premium for an ALTA policy (if requested by Associates) and/or any special endorsements (including the Subdivision Endorsement), shall be paid by Associates. Any County transfer tax respecting the transfers contemplated herein, if any, shall be paid by WJ and any City transfer tax respecting the transfers contemplated herein, if any, shall be split 50/50 between Associates and WJ. Associates and WJ shall pay, respectively, Escrow Holder's customary charges for document drafting and miscellaneous charges for services requested by such party.

         10. PRORATIONS. The Basic Rent in all other obligations under the WJ Sublease (other than those which survive by their terms), shall be pro rated as of the Closing Date. Except for such rent, there shall be no prorations of any costs or expenses in connection with the transaction contemplated by this Agreement. WJ shall be responsible for all costs, expenses and liabilities incurred in respect of the Leased Land or for which WJ is obligated under the WJ Sublease which are incurred for the period prior to the Closing Date and for any termination charges, cancellations fees or the like in respect to any contracts, service agreements or other agreements or obligations asserted against or binding upon Associates in respect of the Leased Premises for the period following the Closing Date.

         11. DISBURSEMENTS AND OTHER ACTIONS BY ESCROW HOLDER. Upon the Close of Escrow, Escrow Holder shall perform all of the following in the manner indicated:

                  (a) DELIVERY. Deliver the fully executed Short Term Amendment to Lease to Associates.

                  (b) FUNDS. Disburse from funds deposited by Associates with Escrow Holder payment of all items chargeable to the account of Associates pursuant hereto, including, without limitation, the payment of the Purchase Price to W J, and disburse the balance of such funds, if any, to Associates.

                  (c) TITLE POLICIES. Issue Associates' Title Policy to Associates.

                  (d) DOCUMENTS TO WJ. Deliver to WJ any documents to be delivered to WJ hereunder.

                  (e) DOCUMENTS TO ASSOCIATES. Deliver to Associates the WJ's Non-Foreign Status Certificates, and any other documents to be delivered to Associates hereunder.

         12. WJ'S COVENANTS, REPRESENTATIONS AND WARRANTIES. WJ hereby makes the following representations and warranties to Associates as of the date of this Agreement, each of which is being relied upon by Associates and shall survive the Close of Escrow and none of which shall have any force or effect upon the expiration of the Option or following the Final Closing Date if the transactions contemplated by this Agreement have not been consummated for any reason other than as the sole result of a material default by WJ under the terms of this Agreement. The term "ACTUAL KNOWLEDGE of WJ," or similar phrases, as used in this Agreement shall refer to the actual, present knowledge of Rainer Growitz and _____________________ as of the date of this Agreement without any duty of investigation or inquiry of any kind or nature whatsoever, and "WRITTEN NOTICE" shall mean written notice actually received at WJ's office. WJ further represents and warrants that the individuals named above are familiar with the Property and likely to have had information relating to the Property come to their attention.

                  (a) AUTHORITY. WJ is duly organized and validly existing and in good standing under the laws of the State of California. WJ has the legal right, power and authority to enter into this Agreement, and all other transactional documents referred to or attached to this Agreement, and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by WJ is requisite to the valid and binding execution, delivery and performance of this Agreement. Neither the execution and delivery of this Agreement by WJ, nor performance of any of its obligations hereunder, nor consummation of the transactions contemplated hereby shall conflict with, result in a breach of, or constitute a default under, the terms and conditions of the organizational documents of WJ, or any indenture, mortgage, agreement, instrument or document to which WJ is a party or is bound, or any order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over WJ. All the documents executed by WJ which are to be delivered at the Close of Escrow will be duly authorized, executed, and delivered by WJ.

                  (b) FOREIGN PERSON AFFIDAVIT. WJ is not a foreign person as defined in Section 1445 of the Internal Revenue Code or Section 18662(e) of the California Revenue and Taxation Code.

                  (c) HAZARDOUS MATERIALS. To WJ's actual knowledge, except as otherwise disclosed in this Agreement and collateral documentation, including, without limitation, the Remediation Agreement, there are no Hazardous Materials present in, on or under the Property, except in accordance with applicable laws.

                  (d) NO ENCUMBRANCES. To WJ's actual knowledge, there are no unrecorded encumbrances, liens or claims against the Property other than the Sublease.

                  (e) STANFORD PROPERTY DRIVEWAY LICENSE. WJ has delivered to Associates a true and correct copy of the Stanford Lease Assignment Agreement. WJ has not entered into any amendments or modifications of the provisions of the Stanford Lease Assignment Agreement relating to the Stanford Property Driveway License.

                  (f) NO UNDISCLOSED VIOLATIONS OF LAW. Except as otherwise disclosed in this Agreement and collateral documentation, WJ has not received any notice that the Property is m violation of any applicable building codes, environmental, zoning or land use laws, or other applicable local, state and federal laws and regulations including, without limitation, The Americans With Disabilities Act of 1990.

                  (g) NO CURRENT CONSTRUCTION. At the time of Closing there will be no outstanding written or oral contracts made by WJ or, to WJ's knowledge, any other party (other than Stellex) for any improvements to the Property which have not been fully paid for and WJ shall cause to be discharged any mechanics' and materialmen's liens arising from any labor or materials furnished to the Property at the request of WJ or Stellex prior to the time of Closing, including, without limitation pursuant to any leases affecting the Property.

                  (h) NO UNDISCLOSED OPTION RIGHTS. Except as otherwise disclosed in this Agreement and collateral documentation, WJ has not granted any option or right of first refusal or first opportunity to any party to acquire any interest in any of the Property.

                  (i) NO UNDISCLOSED OCCUPANTS. No person or entity other than WJ and Subtenant has any right to use or occupy all or any portion of the Property. To WJ's knowledge, except for WJ and Subtenant, no person or entity is currently occupying all or any portion of the Property.

                  (j) NO SALE, ASSIGNMENT, ETC. WJ shall not sell, assign, sublease or convey any right, title, or interest (or right to occupy) whatsoever in or to the WJ Sublease or the Building and WJ shall not create or permit to exist any new monetary encumbrance thereon which will not be paid in full at or before the Close of Escrow, unless and until (i) the Option shall expire without being duly exercised by Associates pursuant to
Section 2 hereof, or (ii) the Close of Escrow fails to occur on or before the Final Closing Date.

                  (k) NO ACTION. WJ shall not take any action, or omit to take any action, which action or omission would have the effect of violating or rendering untrue as of the date of such action or omission or as of the date of Close of Escrow, any of its representations, warranties, covenants and agreements contained herein.

                  (l) CONTINUED PERFORMANCE. WJ shall continue to perform all obligations and make all payments when and as required under the WJ Sublease and shall not suffer or permit a default to arise thereunder.

                  (m) COOPERATION. WJ shall confer, coordinate and cooperate with Associates in every reasonable respect in connection with obtaining any and all approvals of the proposed improvements to be constructed by Associates following Close of Escrow and WJ shall promptly execute all necessary documents in connection therewith upon written request by Associates. The foregoing notwithstanding, WJ shall not be obligated to pay any portion of the cost of the preparation of any new report or study pertaining to the Property, or to pay any amount in satisfaction of any condition imposed in connection with the granting of any governmental approvals applied for by Associates. WJ shall have no obligation to cooperate with any action taken or sought to be taken by Associates that Associates covenants not to take or seek under Section 13(d) hereof.

                  (n) CONFIDENTIALITY; NO MARKETING BY WJ. Without the prior written consent of Associates, which may be granted or withheld in Associates sole and absolute discretion, WJ agrees (on behalf of itself and each of its representatives, employees, agents and consultants) to use reasonable efforts not to disclose any of the terms of this Agreement prior to the Close of Escrow to any person or entity not a party to this Agreement, nor shall WJ issue any press releases or make any public statements relating to this Agreement or Associates' intended use of the Property prior to the Close of Escrow, except for disclosures required by law. Notwithstanding the foregoing, WJ may make necessary disclosures to its lenders and potential lenders, partners, attorneys, consultants, brokers, tenants (including Stellex), directors, financing sources and accountants that likewise are advised not to disclose the Agreement to the market but limit disclosure to the extent WJ is limited in its disclosure pursuant to this Section 12(o). In addition, nothing herein shall limit the disclosure by WJ of this Agreement
(i) to the extent required by any rule, regulation or order of any governmental agency, department or authority; (ii) in connection with any litigation to which WJ is a party; or (iii) to a subsidiary or affiliate of WJ. WJ shall not solicit or accept any offers from any third party for the sale, assignment or sublease of the Leased Land, Building or WJ Sublease or any interest therein. WJ shall direct all inquiries to Associates concerning the leasing or purchase of any existing or new improvements in respect of the Building or the Leased Land. Upon the request of Associates, WJ shall confirm to any third party the existence of this Agreement and that this Agreement is to the knowledge of WJ in full force and effect.

         13. ASSOCIATES' COVENANTS, REPRESENTATIONS AND WARRANTIES. Associates makes the following covenants, representations and warranties, as of the date of this Agreement, each of which is material and is being relied upon by WJ and shall survive the Close of Escrow:

                  (a) AUTHORITY. Associates is duly organized and validly existing and in good standing under the laws of the State of Delaware. Associates has the legal right, power and authority to enter into this Agreement, and all other transactional documents referred to or attached to this Agreement, and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Associates is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein. Neither the execution and delivery of this Agreement by Associates, nor performance of any of its obligations hereunder, nor consummation of the transactions contemplated hereby shall conflict with, result in a breach of. or constitute a default under, the terms and conditions of the organizational documents of

Associates, or any indenture, mortgage, agreement, instrument or document to which Associates is a party or is bound, or any order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over Associates. All the documents executed by Associates which are to be delivered at the Close of Escrow will be duly authorized, executed, and delivered by Associates.

                  (b) WJ'S ENVIRONMENTAL INQUIRY. Associates acknowledges that WJ has advised Associates of the Order and the Remediation Agreement in connection with the environmental condition of the Property and that the delivery of any reports referenced in connection with this Agreement constitutes written notice thereof to Associates.

                  (c) THE LICENSE AGREEMENT. Associates acknowledges and agrees that WJ has granted the Leased Land Driveway License over the Leased Land Driveway Land.

                  (d) PROHIBITED ACTIONS. Associates shall take no action that changes the zoning of the Property or constitutes a legally binding commitment to the City of Palo Alto or any other applicable governmental agency which would be binding upon W-J upon the termination of this Agreement (without the prior written reasonable consent of W J) or which would adversely affect the value and/or development potential of the Property by WJ. Associates shall indemnify, save harmless and defend WJ from and against any liability, loss, cost (including, without limitation, attorney's fees and costs), damage and expense resulting from or arising out of a breach of this
Section 13(d).

         14.      CONDITION OF THE PROPERTY.

                  (a) Except as otherwise set forth in this Agreement, or the Short Term Amendment to Lease, Associates acknowledges that is not relying on any representations and warranties of WJ or any agent, employee or representative thereof as to the condition of the Property including, but not limited to, the land, the area of the Leased Land, the Building, improvements and infrastructure, if any; development rights and exactions, expenses associated with any taxes, assessments, bonds, permissible uses, title exceptions, water or water rights, topography, utilities, zoning, soil, subsoil, the purposes for which the Property is to be used, drainage, environmental or building laws, rules or regulations, the presence or removal of toxic waste or Hazardous Materials on, under, or about the Property or any adjoining or neighboring property, or any other matters affecting or relating to the Property. Associates hereby expressly acknowledges that no such representations have been made. Associates shall perform and rely solely upon its own investigation concerning the Property, the fitness of the Property, and the applicable statutes, ordinances, and regulations.

                  (b) NATURAL HAZARDS REPORT. Associates acknowledges and understands that the Property may be situated within (i) an Earthquake Fault Zone as so designated under the Alquist-Priolo Earthquake Fault Zoning Act, Sections 2621 et seq. of the California Public Resources Code; and/or (ii) a Seismic Hazards Zone as so designated under the Seismic Hazards Mapping Act, Sections 2690 ET SEQ. of the California Public Resources Code (collectively herein referred to as the "SEISMIC DISCLOSURE ACTS"). If so situated, the Properly may be particularly exposed to the risks of seismic activity by reason of its close proximity to earthquake faults or other geologic hazards, and any future construction or development of the Property may be restricted. Associates acknowledges that Associates has received a copy of the Commercial Property Owner's Guide to Earthquake Safety, published by the State of California Seismic Safety Commission, which informs property owners generally of the risks attendant to earthquakes and the effect earthquakes could have on their property. WJ is making and has made no representations regarding the seismic or other geologic hazards affecting the Property, or the effect thereof on the future use or development of the Leased Land and/or the Buildings. Further, Associates hereby waives, to the fullest extent permitted by law, any seismic disclosure requirements imposed upon WJ by California law, including without limitation, the requirements contained in the Seismic Disclosure Acts. Notwithstanding the foregoing, Associates acknowledges that Associates has received a copy of The JCP Report Natural Hazard Disclosure Statement, dated 05/19/1999, Report Number 1999051800050 (the "NATURAL HAZARDS REPORT"), which was prepared by JCP GEOLOGISTS, INC. with respect to the Property, and that Associates has reviewed and does approve the Natural Hazards Report. A copy of the Natural Hazards Report is attached hereto as EXHIBIT H and incorporated herein by reference.

         15. LIQUIDATED DAMAGES. IF ASSOCIATES EXERCISES THE OPTION AND THEREAFTER COMMITS A DEFAULT UNDER THIS AGREEMENT WHICH RESULTS IN THE FAILURE OF ESCROW TO CLOSE ON OR BEFORE THE FINAL CLOSING DATE ("CLOSING DATE BREACH"), THEN IN SUCH EVENT WJ SHALL THEREUPON BE RELEASED FROM ALL OBLIGATIONS UNDER THIS AGREEMENT. WJ SHALL RETAIN ANY AND ALL CASH OPTION CONSIDERATION THERETOFORE PAID TO WJ AND THE LONG TERM AMENDMENT TO LEASE SHALL REMAIN IN FULL FORCE AND EFFECT. ASSOCIATES AND WJ AGREE THAT BASED UPON THE CIRCUMSTANCES NOW EXISTING, KNOWN AND UNKNOWN, IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ESTABLISH WJ'S DAMAGE BY REASON OF A CLOSING DATE BREACH BY ASSOCIATES. ACCORDINGLY, ASSOCIATES AND WJ AGREE THAT IN THE EVENT OF A CLOSING DATE BREACH UNDER THIS AGREEMENT, IT WOULD BE REASONABLE AT SUCH TIME THAT AS "LIQUIDATED DAMAGES" AND AS WJ'S SOLE AND EXCLUSIVE REMEDY HEREUNDER, WJ RETAIN ALL CASH OPTION CONSIDERATION THERETOFORE PAID TO WJ AND THAT THE LONG TERM AMENDMENT TO LEASE REMAIN IN FULL FORCE AND EFFECT. NOTHING IN THIS PARAGRAPH 15 SHALL BE CONSTRUED TO CONFER UPON ASSOCIATES OR MORRCO ANY RIGHT TO IMPLEMENT THE SHORT TERM AMENDMENT TO LEASE OR TO ACQUIRE ANY INTEREST IN THE PROPERTY PRIOR TO THE EXERCISE OF THE OPTION IN THE MANNER PRESCRIBED BY SECTION 2 HEREOF, OR TO OBLIGATE WJ TO RETURN TO ASSOCIATES ANY OF THE CASH OPTION CONSIDERATION EITHER BEFORE OR AFTER THE EXERCISE OF THE OPTION BY ASSOCIATES.

         NOTHING CONTAINED IN THIS SECTION SHALL SERVE TO WAIVE OR OTHERWISE LIMIT WJ'S REMEDIES OR DAMAGES FOR CLAIMS OF WJ AGAINST ASSOCIATES ARISING OUT OF SECTION 13(D) HEREOF OR WAIVE OR OTHERWISE LIMIT WJ'S RIGHTS TO OBTAIN FROM ASSOCIATES ALL COSTS AND EXPENSES OF ENFORCING THIS LIQUIDATED DAMAGES PROVISION,

INCLUDING ATTORNEYS' FEES AND COSTS AND EXPERT FEES AND COSTS, PURSUANT TO THIS SECTION 15, AND SPECIFIC PERFORMANCE OF SECTIONS 13(e) AND 16 OF THIS AGREEMENT.

         WJ AND ASSOCIATES ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 15 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.


               -----------------------         --------------------------
                   WJ'S INITIALS                  ASSOCIATES' INITIALS

         16. DAMAGE AND/OR DESTRUCTION OR CONDEMNATION PRIOR TO CLOSE OF ESCROW. If prior to Closing, any improvements located on the Property, or any part thereof, are destroyed or materially damaged, the transaction shall go forward without any adjustment to the Purchase Price, but Associates shall be entitled to any available insurance proceeds resulting from such damage or destruction. In connection with the foregoing, during the period from the date of full execution of this Agreement through and including the Closing Date, WJ shall not cancel, nor allow to be canceled, any policies of property insurance carried by WJ with respect to the Property.

         17. NOTICES. All notices, approvals, demands, or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by a nationally recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, or delivered or sent by telecopy and shall be deemed received upon the earlier of (i) if personally delivered or sent by overnight courier, the date of delivery to the address of the person to receive such notice, (ii) if mailed, three (3) Business Days after the date of posting by the United States post office, or (iii) if given by telecopy or facsimile, when sent with confirmation of receipt. Any notice, request, demand; direction or other communication sent by cable, telex or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. All notices to WJ shall be sent to WJ's Address with a copy to WJ'S Counsel's Address as set forth in Paragraph 1(k) above. All notices to Associates shall be sent to Associates' Address as set forth in Paragraph 1
(1) above. All notices to Escrow Holder shall be sent to Escrow Holder's Address as set forth in Paragraph 1(e) above. If the date on which any notice to be given hereunder falls on a Saturday, Sunday or legal holiday, then such date shall automatically be extended to the next Business Day immediately following such Saturday, Sunday or legal holiday. Notice of change of address shall be given by written notice in the manner detailed in this section. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent. Notwithstanding anything to the contrary contained in this Section 17, all notices relating to the exercise of the Option and the Close of Escrow sent pursuant to
Section 2 hereof shall be deemed received by WJ only upon actual receipt thereof by WJ regardless of the manner in which such notices are delivered.

         18. BROKERS. Neither party has dealt with any person or entity who may have a claim to be paid a commission or finder's fee as the result of this transaction other than Cornish &

Carey Commercial who has represented WJ in this transaction ("WJ'S BROKER"). Upon the Close of Escrow, WJ shall pay (i) any real estate brokerage commission that may be due to WJ's Broker, with respect to this transaction in accordance with a separate listing agreement with WJ's Broker and (ii) any sums that may be legally owing to Colliers Parrish International, Inc. under WJ's listing agreement with Colliers Parrish International, Inc. WJ's Broker shall pay any commission due to any corresponding Broker as the result of this transaction. Except as set forth in this section, if any claim(s) for commissions or finders' fees should arise as the result of the consummation of the transactions contemplated in this Agreement, then Associates shall indemnify, save harmless and defend WJ from and against such claims if they shall be based upon any action, statement, representation or agreement by Associates, and WJ shall indemnify, save harmless and defend Associates from and against such claims if they shall be based upon any action, statement, representation or agreement made by WJ. The provisions of this Section 18 shall survive the Closing or the termination of this Agreement.

                  (a) LEGAL FEES. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement, then in that event, the prevailing party in such action or dispute, whether by final judgment or out of court settlement, shall be entitled to have and recover of and from the other party all costs and expenses of suit, including actual attorneys' fees. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including actual attorneys' fees (collectively "COSTS") incurred in enforcing, perfecting and executing such judgment. For the purposes of this section, Costs shall include, without limitation, attorneys' and experts' fees, costs and expenses incurred in the following: (i) post judgment motions; (ii) contempt proceeding; (iii) garnishment, levy, and debtor and third party examination;
(iv) discovery; and (v) bankruptcy litigation. This section shall survive any termination of this Agreement prior to the Close of Escrow and the Close of Escrow and shall not be deemed merged into such upon their recordation.

         19.      MISCELLANEOUS.

                  (a) SURVIVAL OF COVENANTS. Unless expressly provided otherwise in this Agreement, the covenants, representations and warranties of Associates and WJ set forth in this Agreement shall survive the Close of Escrow and shall not be deemed merged upon their recordation.

                  (b) REQUIRED ACTIONS OF ASSOCIATES AND WJ. Associates and WJ agree to execute such instruments and documents and to diligently undertake such actions as may be required in order to consummate the transfers herein contemplated and shall use good faith efforts to accomplish the Close of Escrow in accordance with the provisions hereof.

                  (c) TIME OF ESSENCE. Time is of the essence of each and every term, condition, obligation and provision hereof. All references herein to a particular time of day shall be deemed to refer to California time.

                  (d) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of (which, together, shall constitute one and the same instrument.

                  (e) CAPTIONS. Any captions to, or headings of, the sections or subsections of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

                  (f) NO OBLIGATIONS TO THIRD PARTIES. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties thereto, to any person or entity other than the parties hereto.

                  (g) EXHIBITS. The Exhibits attached hereto are hereby incorporated herein by this reference for all purposes:

                  (h) AMENDMENT TO THIS AGREEMENT. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

                  (i) WAIVER. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

                  (j) APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California. Any action or proceeding brought to enforce or interpret this Agreement shall be commenced within the County of Santa Clara, California.

                  (k) FEES AND OTHER EXPENSES. Except as otherwise provided herein, each of the parties shall pay its own fees and expenses in connection with this Agreement.

                  (l) ENTIRE AGREEMENT. This Agreement supersedes any prior agreements, negotiations and communications, oral or written, and contains the entire agreement between Associates and WJ as to the subject matter hereof. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party shall be of any effect unless it is in writing and executed by the party to be bound thereby.

                  (m) SUCCESSORS AND ASSIGNS. Subject to the assignment provisions of this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

                  (n) INDEPENDENT COUNSEL Associates and WJ each acknowledge that: (i) they have been represented by independent counsel in connection with this Agreement or have had the opportunity to be represented by independent counsel of their choice, (ii) they have executed this Agreement with the advice of such counsel, (if any), and (iii) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel (if any).

         20.      ENVIRONMENTAL PROVISIONS.

                  (a) SITE CLEAN UP. The Property is subject to: (i) an Imminent Or Substantial Endangerment Order and Remedial Action Order issued by the State of California, Health and Welfare Agency, Department of Health Services, Toxic Substances Control Program ("DTSC"), HSA-89/90-012, as amended (the "HILLVIEW AVENUE ORDER"); and (ii) a Remedial Action Order of the State issued by the State of California, Health and Welfare Agency, Department of Health Services, Toxic Substances Control Division
[predecessor to the DTSC] HSA88/89-016, as amended (the "REGIONAL ORDER"). (The Hillview Avenue Order and the Regional Order are sometimes collectively referred to herein as the "ORDER"). In addition, WJ and Stanford have entered into that certain Confidential Environmental Settlement Agreement, Release and Covenant Not To Sue, dated September 17, 1997 (the "COVENANT NOT TO SUE").

                  (b) ASSIGNMENT OF WJ'S RIGHTS UNDER THE REMEDIATION AGREEMENT. WJ shall assign, and convey to Associates the non-exclusive right, in common with WJ, to assert WJ's rights and remedies under the Remediation Agreement and WJ shall use its best efforts to assign and convey to Associates the non-exclusive right, in common with WJ, to WJ's rights and remedies under the Environmental Insurance. In connection with the foregoing, Associates acknowledges that Associates is familiar with the temps and conditions of the Remediation Agreement. WJ represents and warrants to Associates that, to the best of WJ's knowledge, on the date of execution of this Agreement: (i) WJ has performed all obligations of WJ to be performed under the Remediation Agreement on or before the date of execution of this Agreement; and (ii) no event of default exists under the Remediation Agreement on the part of either party and no condition exists that, with the passage of time or otherwise, would give rise to an event of default under the Remediation Agreement. Associates acknowledges and agrees that performance of Consultant's obligations under the Remediation Agreement will continue in, on, under, and/or about the Property after the Close of Escrow, and may continue after the expiration or earlier termination of the Short Term Amendment to Lease. Associates further acknowledges and agrees that neither WJ nor Consultant can accurately estimate the time for completion of performance of Consultant's obligations under the Remediation Agreement.

                  (c) SITE CLOSURE. Associates acknowledges that the Property, and/or portions thereof, may require a Site Closure Certification in order to implement the Short Term Amendment to Lease and the surrender of the Property by WJ and/or Stellex pursuant thereto. WJ, shall take all action required to obtain such Site Closure Certification, if so required, prior to the expiration of the term of the Short Term Amendment to Lease. If WJ determines that a Site Closure Certification is not so required, WJ shall deliver evidence reasonably satisfactory to Associates that a Site Closure Certification is not so required. For purposes of this paragraph, a letter signed by Consultant delivered to Associates and to the Certifying Agency certifying that a Site Closure Certification is not required in order to implement the Short Term Amendment to Lease and the surrender of the Property by WJ and/or Steeled pursuant thereto shall be deemed satisfactory to Associates.

         21. STANFORD CONSENT. The parties shall reasonably cooperate with each other to obtain the approval by Stanford of the transfers contemplated by this Agreement using their best efforts without the obligation to pay additional consideration to Stanford.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

WJ:                                  ASSOCIATES:

WATKINS-JOHNSON COMPANY,             3333 Hillview Associates, LLC,
a California corporation             a Delaware limited liability company

                                     By: JD Palo Alto Group, LLC,
                                         a Delaware limited liability company
                                         Manager

/s/ MALCOLM CARABALLO                       /s/ JEFFREY W. JOHNSON
-------------------------------             --------------------------------
By:   MALCOLM CARABALLO                     By: Jeffrey W. Johnson
   ----------------------------
Its:   PRESIDENT AND CEO                    Its: Manager
    ---------------------------

                           ACCEPTANCE BY ESCROW HOLDER

         The undersigned First American Title Guaranty Company hereby acknowledges receipt of a fully executed original of the foregoing Agreement for Assignment of Leasehold Interest, Sublease of Property, Leaseback of Real Property, and Joint Escrow Instructions, or a true copy thereof, and agrees to act as the Escrow Holder for the transactions contemplated thereunder.

                                              ESCROW HOLDER:

                                              FIRST AMERICAN
                                              TITLE GUARANTY COMPANY

Dated: ________________ ,1999                 -------------------------------
                                              By:
                                                 ----------------------------
                                              Its:
                                                  ---------------------------